                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-84656 and Form S-8 No. 333-17773) pertaining to the Gray Communications Systems, Inc. Capital Accumulation Plan, in the Registration Statements (Form S-8 No. 333-15711 and Form S-8 No. 333-89855) pertaining to the Gray Communications Systems, Inc. 1992 Long-Term Incentive Plan and in the Registration Statement (Form S-8 No. 333-42377) pertaining to the Gray Communications Systems, Inc. Non-Employee Directors Stock Option Plan of our reports dated January 29, 2001, with respect to the consolidated financial statements and schedule of Gray Communications Systems, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2000.


                                                       Ernst & Young LLP

Atlanta, Georgia
March 27, 2002


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